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                                                                EXHIBIT 10(d)(8)

[CAC LOGO]


Credit Acceptance Corporation ("CAC") welcomes you to Team CAC. CAC is a national leader in the specialty finance business. Team CAC is comprised of CAC's employees, shareholders, customers and dealer partners, for which you are about to become a member.

This Servicing Agreement will allow your dealership to establish a relationship with CAC and to formally become a member of Team CAC. If you have any questions with respect to this Servicing Agreement, please contact your CAC Sales Representative or Regional Sales Manager.

Again, welcome to Team CAC. We look forward to a long and mutually beneficial relationship.

                           DEALER SERVICING AGREEMENT

BY SIGNING BELOW, EACH PARTY AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF THIS SERVICING AGREEMENT ("AGREEMENT"), WHICH HAS BEEN READ AND UNDERSTOOD.

IN WITNESS WHEREOF, this Agreement is executed this ___ day of, __________, ____
                                                                  (month)   (YR)


CREDIT ACCEPTANCE CORPORATION               DEALER

By:                                         (Legal Name)
   --------------------------------         ------------------------------------------------------------

Title:
       ----------------------------         ------------------------------------------------------------

                                             (D/B/A or Assumed Name):
                                                                     -----------------------------------

                                            ------------------------------------------------------------


                                             By: (Signature)
                                                            --------------------------------------------

                                             By: (Print Name)
                                                             -------------------------------------------

                                             Title:
                                                    ----------------------------------------------------

                                             DEALER'S ADDRESS (PLACE OF BUSINESS):

                                             Street Address:
                                                             -------------------------------------------

                                            ------------------------------------------------------------


                                             City:
                                                   -----------------------------------------------------

                                             State:                              Zip:
                                                    -----------------------------     ------------------





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                                    RECITALS

WHEREAS, CAC is a specialized financial services company providing funding, receivables management, collection, sales training and related products and services to automobile dealers. CAC's principal business is providing automobile dealers with a financing source for used car purchasers who have limited access to traditional sources of consumer credit, such as banks and credit unions, due to their lack of credit history or a poor credit history. CAC conducts its business through: (i) the acceptance of retail installment contracts originated and assigned by Participating Dealers at or near the time of the sales transaction; and (ii) the subsequent management, servicing and collection of such Contracts.

WHEREAS, the Dealership named on the first page of this Agreement (hereinafter "Dealer") is a car dealership licensed to sell motor vehicles and/or light trucks to consumers at the sales location stated in this Agreement and Dealer has expressed a desire to become a Participating Dealer in the CAC Guaranteed Credit Approval System;

WHEREAS, CAC agrees to service Dealers Contracts pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE 1

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless otherwise stated, shall have the following meanings:

"ADMINISTRATIVE EXPENSES" Refers to all costs, fees and expenses incurred with respect to any suit, action or proceeding involving or relating to any Dealer bankruptcy, appointment of a conservator, receiver or liquidator for the Dealer, readjustment of debt, marshaling of assets and liabilities, or for the winding up or liquidation of the Dealers affairs.

"ADVANCE" means an amount advanced to the Dealer pursuant to Section 3.01

"CAPS" refers to any Internet based Credit Approval System that CAC may make available to Dealer.

"COLLECTION COSTS" means all costs, fees and expenses incurred or assessed by CAC in the administration, servicing and collection of a Receivable.

"COLLECTIONS" means all money received or collected by CAC with respect to a Contract, less any payments required by law to be remitted to the Obligor, less the amount of any checks returned for insufficient funds.

"CONFIDENTIAL INFORMATION" means all confidential and/or secret information concerning CAC including, but not limited to, its Guaranteed Credit Approval System, customer lists, names of customers and all information developed by and/or for CAC and/or its affiliates, whether now owned or hereafter obtained, concerning plans, marketing and sales methods, Information Systems and Internet processes (including CAPS), customer relationships, materials, and procedures utilized by CAC and/or its affiliates, business forms, costs, prices, suppliers, information concerning past, present or future contractors, representatives and past, present and/or future customers of CAC and/or its affiliates, plans for development of new or existing products, services and expansion into new areas or markets, internal operations and any variations, trade secrets, proprietary information and other confidential information of any type together with all written, graphic, video and other materials relating to all or any part of the same.

"CONTRACT" means a retail installment or conditional sales contract, promissory note and security agreement that evidences an Obligors agreement to purchase a Financed Vehicle over time and that is assigned to CAC for servicing, administration and collection.

"FINANCED VEHICLE" means an automobile or light truck, together with all accessions thereto, securing an Obligor's indebtedness under a Contract.

"GUARANTEED CREDIT APPROVAL SYSTEM" means the specialized program developed by CAC for use by Participating Dealers to maximize the dealer's sales and profits by providing their customers with an opportunity to establish or re-establish their credit.

"OBLIGOR" means the purchaser or the co-purchaser of a Financed Vehicle or any other Person who owes payments under the Contract.

"PARTICIPATING DEALER" means an automobile dealership that has elected to implement the Guaranteed Credit Approval System as evidenced by the execution of this Agreement.

"QUALIFYING RECEIVABLE" means a Contract that meets and the following specifications:

(i) it has not been rescinded; is not in default; is owned by the Dealer free and clear of all liens, claims, options, encumbrances and security interests (other than the security interest in favor of CAC) and is in all other respects a valid, binding and enforceable obligation of the Obligor at the time the Contract is to be assigned to CAC;

(ii) it complied at the time it was originated or made, and is currently in compliance in all respects, with all requirements of applicable federal, state and local laws and regulations thereunder, including, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson - Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, state adaptations of the National Consumer Act, the Uniform Commercial Code and of the Uniform Consumer Credit Code and any other consumer credit or equal opportunity disclosure;

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(iii) the Dealer has taken all the steps required by law to enable the Obligor to register and title the Financed Vehicle in his/her name, and has taken all the steps necessary to insure that CAC has a first and prior perfected security interest in the Financed Vehicle securing the performance of the Obligor under the Contract;

(iv) the Financed Vehicle is adequately insured with a policy or policies covering damages, destruction and theft and such policies name CAC as a loss payee;

(v) the Dealer has delivered the motor vehicle and the motor vehicle satisfied all warranties, express or implied, made to the Obligor;

(vi) All amounts to be paid by the Obligor at the time of closing have in fact been paid and the down payment disclosed on the credit application and Contract are consistent and the down payment is made in accordance with Section 4.01 (i) of this Agreement;

"RECEIVABLE" means the amount of money due and owing by an Obligor under the terms of a Contract or Contracts that have been assigned to CAC for administration, servicing and collection.

"RECEIVABLE FILES" means all writings (including an executed copy of the Contract, credit application, privacy disclosure and discount disclosure) and all other records required by CAC relating to a Receivable.

                                   ARTICLE II

ADMINISTRATION AND SERVICING OF CONTRACTS

2.01     ASSIGNMENT AND ACCEPTANCE OF CONTRACTS;

(a) The Dealer may submit Contracts to CAC for administration, servicing and collection under the terms of this Agreement. Submission of such a Contract to CAC constitutes a representation and warranty by the Dealer that such Contracts meet the criteria set forth in the definition of Qualifying Receivable and the provisions of Article IV of this Agreement.

(b) If CAC issues an approval number with respect to a Qualifying Receivable, the Dealer shall deliver the Receivable Files to CAC and assign such Contract and Dealer's security interest in the Financed Vehicle to CAC as nominee for the Dealer, which assignment shall be for purposes of administration, servicing and collection of the Receivable, as well as for security purposes as set forth in
Section 2.03(e). Upon the request of CAC, the Dealer will furnish CAC with any additional powers of attorney and other documents that CAC deems necessary or appropriate to enable CAC to carry out its administration, servicing and collection duties hereunder. Dealer understands that absent an Event of Default as set forth in Section 5.04, the assignment is without recourse to the general assets of the Dealer and that the Dealer is not a guarantor of a Contract that has been assigned to CAC. As such, the Dealer is not entitled to receive any statutory notices concerning CAC's collection of a Receivable, such as a post repossession notice (Uniform Commercial Code) or any other statutory notice.

(c) CAC's issuance of an approval number shall not be deemed to be acceptance of a Contract for Servicing hereunder. Acceptance of a Contract shall occur only at such time as CAC receives and approves the related Receivable Files.

(d) If CAC accepts such Contract it shall be deemed a Receivable under this Agreement and CAC will service and administer such Receivable on behalf of the Dealer in accordance with the terms of this Agreement. CAC is hereby authorized and empowered to endorse the Dealer's name on any payments made payable to the Dealer. CAC is also authorized to execute and deliver, in CAC's own name, and on behalf of the Dealer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles.

(e) Upon early termination of a Receivable, Dealer understands that the Obligor may be entitled to a refund of an amount equal to the unused portion of any premium collected by Dealer or otherwise received by the Dealer in connection with the sale of any ancillary product, including GAP insurance, property insurance, credit life and credit life accident and health insurance, and warranty or service contracts. Any refund will be calculated in accordance with the product policy or as required by applicable law. CAC will notify Dealer of the cancellation and the Dealer will remit payment of the refund to the Obligor or to CAC, as instructed by CAC.

(f) Notwithstanding any provision to the contrary elsewhere in this Agreement, CAC is acting as an independent contractor, and shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Dealer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist with respect to CAC

(g) In furtherance of this Agreement, Dealer is encouraged to communicate information to CAC, including location information on Obligors, to the extent that the Dealer believes that the information will assist CAC in servicing the Receivables.

2.02     DUTIES OF CAC

(a) CAC's duties shall consist of holding the Receivable Files; collecting and posting of payments due under the Receivables as set forth in subsection (b) of this Section 2.02 and reapplying the amounts so collected in the manner set forth in section 3.03; responding to inquiries of Obligors on the Receivables; investigating delinquencies; sending monthly payment books, payment statements and/or receipts to Obligors; and furnishing statements to Participating Dealers in accordance with Section 3.04.

(b) CAC shall use reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due. On behalf of the Dealer, and at the discretion of CAC, CAC shall use reasonable efforts to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable, and sell or otherwise liquidate the Financed Vehicle. CAC may, in its discretion, negotiate payment arrangements with a Obligor, settle account balances, waive any late payment charge or any other fee, take any other action that it believes is necessary or advisable in the servicing and collection of the Receivables, including selling or assigning delinquent Receivables to third parties for Collection, or refrain from taking any action that it believes is not in the best interest of CAC or the Dealer.

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2.03     DUTIES OF DEALER; GRANT OF SECURITY INTEREST

(a) Dealer shall comply will the terms and conditions of this Agreement, including the representations and warranties set forth in Section 4.01.

(b) If required by CAC, the Dealer shall require each Obligor to obtain and shall maintain adequate insurance covering damage, destruction and theft of the Financed Vehicle, at least in the minimum amounts required by law. If CAC has required such insurance and has determined that an Obligor has allowed any such insurance covering the related Financed Vehicle to lapse, CAC may place such insurance and pay the related premium for the account of the Obligor and the Dealer.

(c) The Dealer will take such steps as are necessary to perfect the security interest in the Financed Vehicle in the name of CAC, including placing CAC's name as lien holder on all titles to the Financed Vehicles. The Dealer will take all steps as are necessary to permit the Obligor to title and register the Financed Vehicle in his/her name.

(d) If any payments of a Receivable are made to the Dealer after such Receivable is accepted by CAC under this Agreement, the Dealer will immediately forward such payment to CAC.

(e) The Dealer hereby grants CAC a security interest in all Receivables now or hereafter transferred to CAC pursuant to this Agreement and in the Dealer's interest in the Financed Vehicles connected therewith, together with all proceeds, as security for the payment of all indebtedness of the Dealer to CAC, including Advances, Collection Costs, Administrative Expenses and any other amounts due to CAC hereunder. This grant of a security interest will survive the termination of this Agreement until the Dealer has paid all its obligations to CAC due under this Agreement in full, including Advances, Collection Costs and Administrative Expenses. Dealer agrees to take any action requested by CAC from time to time, to further perfect its security interest in the Receivables.

(f) As a Participating Dealer, the Dealer agrees to adhere to the operational guidelines of the Guaranteed Credit Approval System and to take reasonable steps to ensure that it sales staff is adequately trained and certified through CAC University.


                                   ARTICLE III

ADVANCES, DISTRIBUTIONS AND SERVICING FEE

3.01     ADVANCES

Upon the acceptance by CAC of a Contract under Section 2.01, CAC may, in its discretion, make an Advance. The amount of the Advance will be determined by the applicable advance program or credit score currently in use by CAC and made available to the Dealer at the time the Contract is submitted to CAC under
Section 2.01. Such Advances shall be repaid to CAC as provided in Section 3.03, unless this Agreement is terminated early under Article V of this Agreement. CAC reserves the right to modify its advance methodology from time to time, without any prior notice to the Dealer.

3.02      SERVICING FEE

As compensation for the services provided by CAC to the Dealer, CAC will retain 20% of all Collections net of Collection Costs.

3.03     APPLICATION OF FUNDS

Collections received by CAC during a calendar month shall be applied as follows:

         FIRST, to reimburse CAC for all Collection Costs;

         SECOND, to pay to CAC its servicing fee set forth in Section 3.02 above;

         THIRD, to all outstanding Advances or any other indebtedness or amounts owing from the Dealer to CAC, including, without limitation, Administrative Expenses, CAPS User Fees, Contract Termination Fees, and any indemnification obligations of Dealer to CAC pursuant to Section
         4.02 of this Agreement; and

         FOURTH, to the Dealer.

All amounts due to the Dealer under this Section 3.03 with respect to Collections made during the calendar month shall be paid to the Dealer as soon as possible, but in all circumstances before the last day of the month immediately following the month the Collections were generated.

3.04     STATEMENTS TO DEALER

CAC shall provide Participating Dealers a statement, or access to a statement via the Internet, containing the following information:

(i)      The amounts set forth in Section 3.03;
(ii)     The amount of any distribution to the Dealer.

Dealer understands and agrees that CAC may, at its discretion, terminate the distribution of dealer statements in the event the Participating Dealer is no longer in business or fails to submit any Contracts for the proceeding 12 months and the Participating Dealer is not receiving back end payments pursuant to
Section 3.03 and has not specifically requested, in writing, that CAC continue to send dealer statements.

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                                   ARTICLE IV

DEALER PROMISES

4.01     REPRESENTATIONS AND WARRANTIES

The Dealer makes the following representations on which CAC is relying in entering into this Agreement with the Dealer in accepting Contracts and the accompanying Receivables, and each request by the Dealer to CAC to administer, service and collect a Receivable under Section 2.01 will act as a reaffirmation of each of the following representations as of the date of such request:

(i) DOWN PAYMENT. Dealer understands that the amount of down payment paid by the Obligor is an integral element of the CAC Financing Program and that the Dealer must not misrepresent the amount of the down payment paid by the Obligor in connection with the purchase of a Financed Vehicle. Down Payment means the amount of "cash" or "trade" down payment paid by the Obligor with respect to the purchase of the Financed Vehicle. To the extent that the Dealer accepts a vehicle in trade towards, in whole or in part, the Obligors down payment, Dealer agrees to apply only the Actual Cash Value of that vehicle to the trade in amount. Dealer agrees to disclose on credit applications any and all rebates and source of down payment, if known by the dealer. Dealer warrants not to purchase any item, transfer funds, include any post dated checks, rebates, side notes or installment notes to buyer for use as down payment or for any other reason related to purchase, and that the down payment has been collected in full prior to assignment to "CAC".

(ii) ORGANIZATION IN GOOD STANDING. The Dealer is duly organized and is validly existing as a legal entity (corporation, partnership, sole proprietor, LLC, etc.) a corporation in good standing under the laws of state in which it operates, with full power and authority to own its properties and to conduct its business, and had at all relevant times, and shall have power, authority, and legal right to acquire and own the Receivables. The Dealer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification. The individual signing this Agreement on behalf of the Dealer has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution on behalf of the Dealer.

(iii) BINDING OBLIGATIONS. This Agreement constitutes a legal, valid, and binding obligation of the Dealer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general.

(iv) BROKERS AND FINDERS. Neither Dealer nor any person acting on its behalf has employed any broker, agent or finder or incurred any liability for any brokerage fees, agent commissions, finders fees, or bird dog fees in connection with the transactions contemplated herein.

(v) NON-RELIANCE. The Dealer has independently and without reliance upon CAC, and based on such documents and information, as it has deemed appropriate, made its own appraisal of and investigation into the financial condition and creditworthiness of each Obligor and made its own decision to enter into a retail installment sale Contract with such Obligor.

4.02     INDEMNITIES

The Dealer will defend, indemnify, and hold harmless CAC from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from:

(i) any claims by the Obligor with respect to the condition or operation of the Financed Vehicle and the purchase thereof; and the preparation of the Contract assigned to CAC.

(ii) any breach of any of the representations, warranties or agreements made by Dealer in this Agreement; and

(iii) any taxes that may at any time be asserted against CAC with respect to the transactions contemplated herein (other than taxes measured by the net income of CAC), including, without limitation any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against same.

Indemnification under this Section shall include reasonable attorneys' fees, and all expenses of litigation. To the extent that CAC incurs any costs, fees or expenses pursuant to this Section 4.02, CAC may, at its discretion, treat these costs, fees or expenses as Collection Costs, recovered pursuant to Section 3.03 of this Agreement..


4.03     CONFIDENTIALITY

Except as required for Dealer to conduct its regular daily business with CAC, Dealer shall not at anytime, either during or for a period of two years after termination of Dealer's relationship with CAC, or in any way, disclose, disseminate, transfer and/or use, or permit anyone else to disclose, disseminate, transfer and/or use, any Confidential Information of CAC. Dealer acknowledges that the Confidential Information of CAC is valuable, special and unique to CAC's business and on which such business depends, and is proprietary to CAC and its affiliates, and that CAC has protected and wishes to continue to protect the confidential Information by keeping it secret and confidential for the sole use and benefit of CAC and its affiliates. Upon termination of this Agreement without the necessity of any request from CAC, or at any other time CAC may in writing so request, Dealer shall promptly deliver to CAC all materials concerning any Confidential Information, copies thereof and any other materials of CAC and/or its affiliates which are in Dealer's possession or under Dealer's control, and Dealer shall not make or retain any copy, draft or extract thereof which has been made at any time The obligations of Dealer under this
Section 4.04 shall survive the termination (for any reason) or breach of this Agreement. Dealer agrees that CAC shall be entitled, as a matter of law, without the need to prove irreparable injury, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of this Section 4.04 (a) by Dealer.

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                                    ARTICLE V

TERMINATION AND ASSIGNMENT

5.01     MERGER OR CONSOLIDATION OF CAC

Any corporation (i) into which CAC may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which CAC shall be a party or (iii) which may succeed to the business of CAC, shall be the successor to this Agreement without any further act on the part of any of the parties to this Agreement.

5.02     RESIGNATION BY CAC

CAC may terminate this Agreement with respect to acceptance of all future Contracts upon written notice to the Dealer.

5.03     TERMINATION BY THE DEALER

So long as there is no Event of Default, the Dealer may terminate this Agreement upon written notice to CAC.

5.04     EVENTS OF DEFAULT

(a) Dealer understands the importance of assigning only those Contracts to CAC that are in compliance with applicable law and are otherwise in compliance with the Dealer Representations contained in this Agreement and in the Contract. To the extent that CAC or the Dealer discovers that a Contract assigned to CAC is not in compliance with the Dealer Representations contained in this Agreement, and the violation is the result of a bona fide error or mistake, then Dealer agrees to repurchase the subject Contract from CAC for an amount equal to the Advance paid by CAC, plus the applicable Contract Termination Fee. Upon receipt of this amount, CAC will re-assign the Contract to the Dealer and will execute the necessary documentation transferring CAC's lien in the Financed Vehicle to the Dealer.

However, to the extent that CAC reasonably believes that the Dealer has undertaken a pattern and practice to defraud CAC by assigning to CAC Contracts that violate the Dealer Representations contained in this Agreement or in the Contract, then Dealer agrees to allow CAC or its designee immediate access to audit Dealer's internal dealer records, including individual deal jackets, recap sheets, general ledger, bank statements, cash receipt books and journals and any other documents deemed necessary by CAC for use in conducting its audit. Upon completion of the audit, CAC will notify Dealer of the audit results. CAC and Dealer agree to meet and discuss the audit results in an attempt to resolve any issues that may be discovered through the audit. To the extent that the parties are unable to resolve their differences, CAC, at its discretion, can require the Dealer to repurchase the entire portfolio pursuant to the termination language of Section 5.05 of this Agreement.

(b) This Agreement shall terminate immediately, without further notice to Dealer, and CAC shall be entitled to immediate repayment of all outstanding Advances and the other amounts specified in Section 5.05 upon the occurrence of any one of the following ("Events of Default"):

(i) Dealer refuses to grant CAC or its designee immediate access to its internal records to perform an audit as provided for in Section 5.04 (a);

(ii) the Dealer admits in writing its inability to pay its debts generally as they become due; files a petition to take advantage of any applicable bankruptcy statute; makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; a decree or order is entered by a court or agency for the appointment of a conservator, receiver or liquidator for the Dealer in any bankruptcy, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs; or the Dealer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to the Dealer;.

(iii) the Dealer or any guarantor, without CAC's written consent, (a) is dissolved; (b) merges or consolidates with any third party; (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business; (d) ceases to operate its business; or (e) agrees to do any of the foregoing;

5.05     EFFECT OF TERMINATION

Upon termination of this Agreement pursuant to Section 5.03 or Section 5.04, the Dealer shall immediately pay to CAC the following amounts:

(i) Any unreimbursed Collection Costs and Administrative Expenses;
(ii) Any unpaid Advances and all other amounts owed by the Dealer to CAC; and
(iii) A termination fee equal to 20% of the then outstanding amount of the Receivables.

Upon receipt in full of the amounts set forth in (i) through (iii) above, CAC shall deliver all Receivable Files to the Dealer and shall take such action as may be requested by Dealer, at the Dealers expense, to terminate or assign to the Dealer CAC's security interest in the Receivables and Financed Vehicles. If the Dealer fails to promptly pay such amounts, CAC may exercise any rights it has, including those under the Uniform Commercial Code, and may, at its discretion, continue to collect the Receivables and retain Collections in satisfaction of such amounts due from the Dealer.

Dealer acknowledges and agrees that this termination fee is not a penalty provision, but rather just compensation for the work CAC performed up to the date of termination in addition to the work that will have to be performed in transferring the Receivable Files back to the Dealer or its designee, releasing its lien in the Financed vehicle and in notifying the Obligors that their Contracts are now being serviced by the Dealer or its designee.

5.06     COLLECTION FOLLOWING TERMINATION

If this Agreement is terminated pursuant to Section 5.02, CAC shall continue to service and administer the Receivables accepted under this Agreement prior to the date of termination of this Agreement, unless (a) the Dealer pays to CAC the amounts set forth in Section 5.05, at which time Section 5.05 shall govern, or
(b) an Event of Default occurs after the date of termination, at which time the provisions of Section 5.05 shall apply.


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
                                   ARTICLE VI




MISCELLANEOUS PROVISIONS


6.01     GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of Michigan and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

6.02     NOTICES

All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by first-class mail, and shall be deemed to have been duly given upon receipt at the address specified on the first page of this Agreement, or at such other address as shall be designated in writing by a party.


6.03     SEVERABILITY OF PROVISIONS; UNENFORCEABILITY

 If any one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement or the rights of the Dealer or CAC. If for any reason a court determines that any part of any of the provisions of this Agreement is unreasonable in scope or otherwise unenforceable, such provision(s) will be deemed modified and fully enforceable, as so modified, to the extent determined by the court to be reasonable under the circumstances.


6.04     ARBITRATION AND COSTS

Any disputes and differences arising between the parties in connection with or relating to this Agreement or the parties relationship with respect hereto shall be settled and finally determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall take place in Southfield, Michigan and shall be conducted by three arbitrators, one of whom shall be selected by the Dealer, one selected by CAC and the third by the two arbitrators so selected. Each party shall notify the other party of the arbitrators selected by it within 30 days of a written request from one party to the other for arbitration. In the event either party shall fail to select an arbitrator or fail to notify the other party of the arbitrator that it has selected within such time period, the arbitrator so selected by the other party shall select a second arbitrator. The decision and award of the arbitrators shall be in writing, and shall be final and binding upon the parties hereto. Judgment upon the award may be entered in any court having jurisdiction thereof or any application may be made to such court for judicial acceptance of or award in order of enforcement, as the case may be. In the event that CAC shall prevail under any dispute or claim with respect to this Agreement, the Dealer shall pay any costs and expenses incurred by CAC with respect to such dispute, including court costs and attorneys' fees. Notwithstanding the foregoing, CAC shall be entitled to seek legal and equitable relief under this Agreement, pursuant to Section 4.04 or otherwise, in any court of record in the State of Michigan, County of Oakland, or in the United States District Court of the Eastern District of Michigan, and Dealer consents to the jurisdiction thereof.

To the extent CAC and Dealer waive the right to arbitration pursuant to this
Section 6.04, the parties stipulate and agree that jurisdiction shall exist exclusively in any court of competent jurisdiction in the State of Michigan, County of Oakland or in the United States District Court of the Eastern District of Michigan.

6.05     RIGHTS CUMULATIVE / WAIVER

All rights and remedies from time to time conferred upon or reserved to CAC are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy.

6.06     USAGE OF TERMS

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation".

6.07     ASSIGNMENT

This Agreement shall inure to the benefit of CAC and the Dealer and each of their permitted successors and assigns. Notwithstanding anything in this Agreement to the contrary, the Dealer may not assign its rights under this Agreement to any Person without the prior written consent of CAC.

6.08     SETOFF

CAC may, at any time and from time to time, at its option, set off and apply against any amounts due to CAC either hereunder or otherwise any Dealer funds held by CAC. This right of setoff extends to any additional or subsequent dealer Advance Pools or Lots owned by Dealer.

6.09     DELEGATION OF DUTIES; LIABILITY

CAC may execute any of its duties under this Agreement by or through agents, nominees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. CAC shall not be responsible for the negligence or misconduct of any agents, nominees or attorneys-in-fact selected by it with reasonable care. Neither CAC nor any of its officers, directors, employees, nominees, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or any such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct).


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6.10     WAIVER OF JURY TRIAL

Dealer, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in any litigation based upon or arising out of this Agreement or any course of conduct, dealing, statements (whether oral or written), or actions of dealer or CAC. Dealer shall not seek to consolidate, by counterclaim or otherwise any such action in which a jury trial cannot be or has not been waived.

6.11     COMPLETE AGREEMENT

This Agreement contains the complete agreement of the parties hereto, and supersedes any and all prior agreements, including Servicing Agreements (whether written or oral), with respect to the subject matter hereof. This Agreement may not be altered or amended without the written consent of both parties.


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